Exhibit 99.2

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST

ANNOUNCES REVISED NET PROFITS STATEMENT FOR WADDELL RANCH FOR JUNE

DALLAS, Texas, July 21, 2015 – Permian Basin Royalty Trust (NYSE: PBT) (“Permian”) today announced a correction to the net profits results for the Waddell Ranch Properties reported in the July cash distribution announcement on July 21, 2015. The correct production and pricing for the Underlying Properties resulted in revenues for the Waddell Ranch Properties of $5,363,517. Deducted from these would be the Lease Operating Expense (LOE) $1,781,882, taxes of $440,150 and Capital Expenditures (CAPEX) of $1,561,004 totaling $3,783,036 resulting in a Net Profit of $1,580,481 for the month of June. With the Trust’s Net Profit Interest (NPI) of 75% of the underlying properties, this would result in net contribution by the Waddell Ranch Properties of $1,185,361 to this month’s distribution. There is no amount of negative NPI deficit to carryover from previous periods for this month.

Permian’s cash distribution history, current and prior year financial reports and tax information booklets, a link to filings made with the Securities and Exchange Commission and more can be found on its website at http://www.pbt-permian.com/. The new toll free number customer service number for the trust is 1-855-588-7839.

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Contact:	Ron Hooper
Senior Vice President
Southwest Bank, Trustee
Toll Free – 1.855.588.7839